UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark J. Suchinski

On May 30, 2024, Mark J. Suchinski tendered his resignation as Senior Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and Spirit AeroSystems, Inc. (“Spirit”), in order to pursue another professional opportunity. Mr. Suchinski’s resignation became effective as of June 4, 2024. Mr. Suchinski has agreed to serve as an advisor to the Company for a transitional period. Mr. Suchinski’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Irene M. Esteves

On June 4, 2024, the Board of Directors (the “Board”) of the Company appointed Irene M. Esteves as Executive Vice President and Chief Financial Officer of the Company and of Spirit. In connection with that appointment, Ms. Esteves will assume the role of the Company’s principal financial officer (as contemplated by Rule 13a-14 of the Securities Exchange Act of 1934 (the “Exchange Act”)) and also continue to serve on the Board as a non-independent member.

Ms. Esteves, age 65, has served as a director of the Company since 2015. Ms. Esteves was formerly Chief Financial Officer of Time Warner Cable Inc., a post she held from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc from May 2010 to June 2011. Prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation from April 2008 to February 2010. Ms. Esteves currently serves on the boards of directors of the Company, Roper Technologies and KKR Real Estate Finance Trust Inc. Ms. Esteves previously served on the board of directors of Aramark Holdings Corp. from 2015 to 2022 and the board of directors of RR Donnelley & Sons Co. from 2017 to 2022.

There are no arrangements or understandings between Ms. Esteves and any other persons pursuant to which Ms. Esteves was selected to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Ms. Esteves and any director or executive officer of the Company, and Ms. Esteves has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective June 5, 2024 (the “Effective Date”), Spirit entered into an Employment Agreement with Ms. Esteves memorializing the terms of her role as Executive Vice President and Chief Financial Officer of Spirit and the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Esteves will receive an annualized base salary of $700,000. Ms. Esteves will also be eligible to receive a one-time restricted stock unit award under the Company’s long-term incentive program and 2014 Omnibus Incentive Plan, as amended or restated from time to time granted by the Board or the Board’s compensation committee, with an aggregate target grant date fair value equal to 330% of her base salary (the “RSU Grant”), determined as of the Effective Date. The RSU Grant will be granted on or as soon as administratively feasible following the Effective Date and will vest in full on the six-month anniversary of the Effective Date, subject to Ms. Esteves’s continuing employment with Spirit through such date. In addition, if, within six months of the Effective Date (including, without limitation, following a Change in Control), Ms. Esteves’s employment is terminated by Spirit without Cause or by Ms. Esteves for Good Reason (with “Change in Control,” “Cause” and “Good Reason” as defined in the Employment Agreement), then for as long as Ms. Esteves complies with her continuing obligations under the Employment Agreement, including non-competition, non-solicitation and other restrictive covenants, the RSU Grant will be treated as one hundred percent (100%) vested.

In addition, the Employment Agreement provides that Ms. Esteves is eligible to receive a retention bonus payable in a lump sum amount of $250,000 if she remains employed by Spirit through the earlier of April 1, 2025 or a Change in Control.

While Ms. Esteves remains employed with Spirit and the Company, she is entitled to receive: (i) temporary housing in Wichita, Kansas, which will be provided pursuant to the terms of Spirit’s Corporate Domestic Relocation Guide — Level 4 Policy (Senior Vice President and Above), (ii) use of corporate aircraft to travel between Wichita, Kansas and residence, which use will be provided in accordance with the terms and conditions of Spirit’s aircraft policy, and (iii) an automobile allowance provided in accordance with the terms of Spirit’s benefit plan.

Under the Employment Agreement, Ms. Esteves is entitled to participate in other employee benefit plans, policies, practices and arrangements generally made available to officers of Spirit and to receive fringe benefits and perquisites in accordance with Spirit’s policies as may be amended from time to time, provided that she is not eligible to participate in the Company’s short-term incentive program or deferred compensation plan. Ms. Esteves will also be credited with a minimum of twenty-five (25) days of earned time off per year.

Ms. Esteves’s employment may be terminated at any time at the election of either Ms. Esteves or Spirit for any reason or no reason, including, without limitation, without “Cause”.

Except as otherwise described above in connection with the RSU Grant, if Ms. Esteves’s employment is terminated by Ms. Esteves or by Spirit for any reason, Spirit will pay Ms. Esteves her compensation only through the last day of her employment, and, except as may otherwise be expressly provided in any Company benefit plan, policy, program or applicable award agreement, Spirit will have no further obligation to Ms. Esteves.

In addition, during Ms. Esteves’s employment with the Company and Spirit and thereafter, she will be entitled to be indemnified by the Company, Spirit and their affiliates and covered by any applicable officer and director insurance, in each case, subject to the terms of applicable agreements (including the certificates of incorporation and bylaws) and insurance policies as in effect as of the Effective Date.

During the period Ms. Esteves serves as the Company’s Executive Vice President and Chief Financial Officer, Ms. Esteves will report to the Board and she will not receive compensation as a non-employee director of the Company. In connection with the appointment of Ms. Esteves as the Company’s Executive Vice President and Chief Financial Officer, Ms. Esteves ceased to serve as a member and chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board, in each case, effective as of June 4, 2024. Laura H. Wright, who has served as an independent director of the Company since 2018, has been designated to serve on the Audit Committee of the Board as the chair of such committee, effective as of June 4, 2024, to fill the vacancy created by Ms. Esteves ceasing to serve as a member and chair of the Audit Committee

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Esteves Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 5, 2024, the Company issued a press release announcing Mr. Suchinski’s departure and the appointment of Ms. Esteve as the Company’s Executive Vice President and Chief Financial Officer, as discussed above. A copy of the press release is furnished as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Exchange Act or any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated June 5, 2024, by and between Irene M. Esteves and Spirit AeroSystems, Inc.
Exhibit 99.1	Press release, dated June 5, 2024, issued by Spirit AeroSystems Holdings, Inc.
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	SPIRIT AEROSYSTEMS HOLDINGS, INC.

	By:	/s/Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel & Corporate Secretary

3